UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 14, 2010

Towers Watson & Co.

(Exact name of registrant as specified in its charter)

Delaware	333-161705	27-0676603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

875 Third Avenue New York, NY		10022
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 725-7550

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Agreement and Plan of Merger (the “Merger Agreement”), dated as of June 26, 2009, as amended by Amendment No. 1 on October 19, 2009, by and among Watson Wyatt Worldwide, Inc., now known as “Towers Watson Delaware Inc.” (“Watson Wyatt”), Towers, Perrin, Forster & Crosby, Inc., now known as “Towers Watson Pennsylvania Inc.” (“Towers Perrin”), Jupiter Saturn Holding Company, now known as “Towers Watson & Co.” (“Towers Watson”), Jupiter Saturn Delaware Inc. and Jupiter Saturn Pennsylvania Inc. provides that the Towers Watson board of directors will consist of twelve persons, six designated by Watson Wyatt and six designated by Towers Perrin.

As previously disclosed in the Form 8-K filed by Towers Watson on January 4, 2010, Watson Wyatt’s six designees and five of Towers Perrin’s six designees to serve on the Towers Watson board of directors were appointed to the Towers Watson board of directors, effective January 1, 2010. On January 14, 2010, Towers Perrin selected Betsy S. Atkins to serve as its final, independent designee to the Towers Watson board of directors. Biographical information for Ms. Atkins is provided below. No determination has yet been made as to the committees of the Towers Watson board of directors on which Ms. Atkins will serve.

Ms. Betsy S. Atkins, age 54, has served as the Chief Executive Officer of Baja Ventures, an independent venture capital firm focused on the technology and life sciences industry, since 1994. In 2009, Ms. Atkins served as Chief Executive Officer and Chairman of Clear Standards, Inc. prior to its sale to SAP AG. She previously served as Chairperson and Chief Executive Officer of NCI, Inc., a neutraceutical functional food company, from 1991 through 1993. Ms. Atkins also co-founded Ascend Communications, a manufacturer of communications equipment, in 1989, where she was also a member of the board of directors until its acquisition by Lucent Technologies, a telecommunications systems, software and products company, in 1999. Ms. Atkins currently serves on the board of directors of Polycom, Inc., Reynolds American, Inc., SunPower Corp., and Chico’s FAS, Inc. From 2001 to 2003, she served as a presidential appointee to the Pension Benefit Guaranty Corporation board of directors. Ms. Atkins holds a B.A. in History from the University of Massachusetts.

Ms. Atkins has not been a party to any transaction requiring disclosure pursuant to Item 404(a) of Regulation S-K. No family relationships exist between Ms. Atkins and any of the directors or executive officers of Towers Watson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TOWERS WATSON & CO.
(Registrant)

	By:	/s/ WALTER W. BARDENWERPER
Date: January 20, 2010	Name:	Walter W. Bardenwerper
	Title:	General Counsel and Secretary